                                                                   Exhibit 10.51

           Form of Executive Officer Restricted Share Award Agreement


                               I-STAT CORPORATION
                        RESTRICTED SHARE AWARD AGREEMENT
                                      WITH

                       _________________________________


        This Restricted Share Award Agreement, (the "Agreement") dated as of ___________, ____, is between i-STAT Corporation, a Delaware corporation, having its principal place of business at 104 Windsor Center Drive, East Windsor, New Jersey 08520 (the "Company") and [_________________] ("Executive").

        In connection with, and in consideration for, services rendered and to be rendered to the Company by Executive, the Company desires to award to Executive , pursuant to the Company's Equity Incentive Plan (the "Plan"), shares of the Company's Common Stock, $.15 par value per share (the "Common Stock"). Accordingly, the Company and Executive hereby agree as follows:

        1. Award of Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby awards to Executive [__________ (____)] shares of Common Stock (the "Award Shares").

        2.  Forfeiture of Award Shares.

        (a) Voluntary and for Cause Termination. Except as provided in paragraphs (b) and (c) of this Section 2, if prior to the third anniversary hereof (the "Forfeiture Period"), either (i) Executive voluntarily terminates his employment with the Company or (ii) the Company terminates Executive's employment with the Company for "Cause" (as defined in paragraph (g) below), then there shall be forfeited by Executive the percentage of Award Shares specified in the following table (the "Forfeited Shares"), whereupon Executive shall have no further rights whatsoever with respect to such Forfeited Shares.

                                                                               Percentage Of
               Termination Date                                               Forfeited Shares
               ----------------                                               ----------------
                     Prior to First Anniversary                                      100%
                     First Anniversary to before Second Anniversary                   80%
                     Second Anniversary to before Third Anniversary                   60%
                     Third Anniversary and thereafter                                 -0-

              (b) Death or Disability. If during the Forfeiture Period, Executive (x) dies or (y) becomes Permanently Disabled (as defined in paragraph
(g) below), then the number of Forfeited Shares shall be the number of Award Shares equal to the lesser of (i) one-half of the Award Shares and (ii) (A) the Award Shares less (B) that number of Award Shares which bears the same proportion to all of the Award Shares as the number of days elapsed between the date of this Agreement and the date of the termination of Executive's employment for the reasons stated in clauses (x) or (y) above bears to the number of days between the date of this Agreement and the third anniversary of the date of this Agreement. Subsequent to the occurrence of either of the events set forth in clauses (x) or (y) above, any Award Shares which are not forfeited as provided for in this paragraph (b) shall be subject to no further risk of forfeiture.

              (c) Termination Without Cause; Change in Control. If, during the Forfeiture Period, either (i) the Company terminates the Executive's employment without Cause or (ii) there occurs a Change in Control (as such term is defined in the Plan), then no Award Shares shall remain subject to forfeiture.

              (d) Stock Dividend; Other Events. If, during the Forfeiture Period, there is (i) any stock dividend, stock split, combination or subdivision or other change in the character or amount of any of the Company's outstanding securities or (ii) any consolidation, merger or sale of all or substantially all of the Company's assets, then, in such event, any and all new, substituted or additional securities to which Executive is entitled by reason of his ownership of Award Shares which, immediately prior to such event, were subject to forfeiture, will be immediately subject to the forfeiture provisions of paragraph (a) of this Section, and shall be included in the term "Award Shares" for purposes of this Agreement.

              (e) Rights As Stockholder. As long as Executive's Award Shares have not been forfeited pursuant to paragraph (a) of this Section, Executive shall have with respect to such Award Shares, voting, dividend and all other rights of a holder of Common Stock.

              (f) Certificates for Award Shares; Transfer Restrictions. Certificates representing Award Shares subject to forfeiture pursuant to paragraph (a) of this Section will be held by the Company until such Award Shares are no longer subject to forfeiture. Award Shares subject to forfeiture may not be sold, transferred, pledged or otherwise disposed of (including, but not limited to, through transfer by gift or donation).

              (g) Certain Definitions.

                  (i) "Cause" for purposes of this Agreement shall mean with respect to Executive (A) any felony conviction or admission of guilt, (B) any breach or nonobservance by Executive of the employee policies or standards of the Company, (C) any willful, intentional or deliberate disobedience or neglect by Executive of the lawful and reasonable orders or directions of the Chairman of the Board or Chief Executive Officer of the Company; provided that the Executive has been given written notice of such disobedience or neglect and Executive has failed to cure such disobedience or neglect within a period reasonable under the circumstances, (D) any willful or deliberate misconduct by Executive that is materially injurious to the Company, (E) any violation by Executive of his obligations to the Company of non-disclosure, non-competition or non-solicitation, or (F) any breach by Executive of any provision of this Agreement. All determinations of "Cause" under this Agreement will be made reasonably by the Chief Executive Officer of the Company, in the exercise of his sole discretion, and will be final and binding upon Executive.

                  (ii) "Permanently Disabled" for purposes of this Agreement means Executive's inability to substantially perform his duties and responsibilities to the Company by reason of any physical or mental incapacity for a period of 180 consecutive days, or two or more periods of 90 consecutive days each in any 360-day period.

              3. Representations of Executive. Executive represents, warrants and covenants that:

              (a) The Award Shares are being acquired by Executive for his own account, for investment only and not with a view to, or for sale in connection with, any distribution in violation of the Securities Act of 1933, as amended (the "Securities Act") or any rule or regulation thereunder; and

              (b) Executive understands that (i) the Award Shares currently are not, and in the future may not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act;
(ii) the Award Shares cannot be sold, transferred or otherwise disposed of unless they are registered under the Securities Act or an exemption from registration is then available; and (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one (1) year and even then will not be available unless a public market then exists for the Common Stock of the Company, adequate information concerning the Company is then available to the public, and the other terms and conditions of Rule 144 are complied with.

              4. Tax Consequences. Executive hereby represents that prior to or on the date hereof, Executive has generally been advised of the tax consequences to Executive of receiving the Award Shares and has obtained appropriate legal or tax advice with respect thereto.

              5. Legends. Stock certificates representing the Award Shares may bear legends reflecting such restrictions as the Company deems appropriate and in its best interests in accordance with the terms and conditions of this Agreement. In such event, the Company may refuse to transfer ownership of the Award Shares on its corporate record books until Executive has complied with such restrictions.

              6. Non-transferability of Award Agreement. This Agreement is personal and no rights hereunder may be transferred, assigned, pledged or hypothecated by Executive in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt by Executive to transfer, assign, pledge, hypothecate or otherwise dispose of his rights under this Agreement contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such rights, any such rights shall, at the election of the Company, become null and void.

              7. Delivery of Award Shares. Subject to the terms set forth in
Section 2(f) hereof, the Company will make prompt delivery to Executive of the Award Shares, provided that if any law or regulation requires the Company to take any action with respect to such Award Shares before the issuance thereof, then the date of delivery of such Award Shares will be extended for the period necessary to complete such action. No Award Shares will be issued and delivered unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing or quotation requirements of any exchange or quotation system on which stock of the same class is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery shall have been fully complied with.

              8. No Special Employment Rights. Executive acknowledges that, subject to the terms of any separate employment agreement to the contrary, his employment is "at-will," and either the Company or Executive may terminate Executive's employment at any time with or without "Cause" as defined in paragraph (g) of Section 2 hereof. Nothing contained in the Plan or this Agreement will confer upon Executive any right with respect to the continuation of his employment by the Company (or any Parent Corporation (as defined in the Plan) or Subsidiary (as defined in the Plan)) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of Executive from the rate in existence at the time of the stock award.

              9. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

              10.  Miscellaneous; Notices.

              (a) This Agreement and any instrument delivered pursuant to this Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the conflicts of law rules thereof. Each party hereto submits to the venue and jurisdiction of the State courts sitting in New Jersey as the sole and exclusive forum for any disputes arising under this Agreement, and further agrees that, in the event of any action or suit as to any disputes arising under this Agreement between the parties, service of any process may be made upon the other party by mailing a copy of the summons and/or complaint to the other party at the address set forth herein and a party's refusal to accept any such notice shall be equivalent to service. The parties hereby waive, to the fullest extent that each may effectively do so, all objections that such party may now or may hereafter acquire to, or any right or immunity on the grounds of, venue, the inconvenience of the forum or jurisdiction of such State courts.

              (b) This Agreement shall extend to, be binding upon and inure to the benefit of Executive and his legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 6 with respect to transfer of this Agreement or any rights hereunder), and upon the Company and its successors and assigns, regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

              (c) This Agreement and the Plan contain the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Agreement will be valid unless in writing and signed by both parties.

              (d) No value deemed to be received by Executive as a result of the award of Award Shares hereunder will constitute "earnings" with respect to which any other Executive benefits of Executive are determined.

              (e) The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Agreement.

              (f) All notices pursuant to this Agreement will be in writing and will be sent by personal delivery or by prepaid registered or certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth beneath their names on the signature page hereto or to such other addresses as may hereafter be specified by like notice in writing by either of the parties, and will be deemed given upon receipt if by personal delivery or upon mailing if sent by registered or certified mail. Copies of all notices shall be sent to: Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901, Attention: Esteban A. Ferrer, Esq.

              (g) The headings of the sections of this Agreement are inserted for convenience of reference only and will not be deemed to constitute a part hereof or to affect the meaning hereof.

              (h) This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.

                       [signature page follows this page]

              IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                     i-STAT CORPORATION


                                     By:____________________
                                          Name:
                                          Title:

                                     Address:

                                     104 Windsor Center Drive
                                     East Windsor, NJ  08520



                             Executive's Acceptance:

              The undersigned hereby accepts the foregoing Agreement and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Equity Incentive Plan.

                                     Executive


                                     ____________________
                                     Name:

                                     Address:

                                     ____________________

                                     ____________________

                                     ____________________